UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 15, 2005

                         CHASE CREDIT CARD MASTER TRUST

       Series 2000-3, Series 2001-1, Series 2001-2, Series 2001-4, Series 2001-6, Series 2002-1, Series 2002-3, Series 2002-4, Series 2002-5,
       Series 2002-6, Series 2002-7, Series 2002-8, Series 2003-1, Series
       2003-2, Series 2003-3, Series 2003-4, Series 2003-5, Series 2003-6,
                         Series 2004-1 and Series 2004-2
                             (Issuer of Securities)

                      CHASE BANK USA, NATIONAL ASSOCIATION
                             (Sponsor of the Trust)

             (Exact name of registrant as specified in its charter)

                                        333-74303
                                        333-68236
                                        333-83484
                                        333-84400
United States                           333-103210         22-2382028
----------------------------            -----------        --------------------
(State or other jurisdiction            (Commission        (IRS Employer
 of incorporation)                      File Number)       Identification No.)


White Clay Center, Building 200, Newark, DE            19711
--------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (302) 575-5000


--------------------------------------------------------------
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Chase Credit Card Master Trust, which was formerly known as Chemical Master Credit Card Trust I, is the issuer of a number of outstanding series of asset backed certificates. The asset backed certificates are serviced in accordance with the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 17, 1999, as amended. The parties to the Pooling and Servicing Agreement, as amended, are JPMorgan Chase Bank, National Association (f/k/a The Chase Manhattan Bank), as transferor prior to June 1, 1996, Chase Bank USA, National Association (f/k/a Chase Manhattan Bank USA, National Association) ("Chase USA"), as transferor after June 1, 1996, and as servicer and The Bank of New York, as trustee.

On or about July 15, 2005, Chase USA, as servicer, distributed monthly payments to the holders of the Series 2000-3, Series 2001-1, Series 2001-2, Series 2001-4, Series 2001-6, Series 2002-1, Series 2002-3, Series 2002-4, Series
2002-5, Series 2002-6, Series 2002-7, Series 2002-8, Series 2003-1, Series
2003-2, Series 2003-3, Series 2003-4, Series 2003-5, Series 2003-6, Series
2004-1 and Series 2004-2 certificates. Chase USA furnished copies of monthly certificateholders' reports for each of those series as required by the Pooling and Servicing Agreement. Copies of those monthly certificateholders' reports are being filed as an exhibit to this current report on Form 8-K.

The Office of the Comptroller of the Currency ("OCC") has recently provided new interpretive guidance to Chase USA and other OCC regulated banks that will result in an increase in the minimum payments due on a portion of the accounts in Chase USA's servicing portfolio when fully implemented by Chase USA. The OCC guidance is intended to be responsive to concerns raised by the Federal Financial Institutions Examination Council that minimum payment requirements currently used by credit card lenders increase credit risk and mask portfolio quality and that credit card lenders ought to require minimum payments that amortize outstanding account balances over a reasonable period of time.

Chase USA expects to implement the increased minimum payment requirement in stages commencing in the third quarter of 2005 with full implementation expected by the end of the first quarter of 2006. Chase USA expects that such change in the minimum payment requirement is likely to result in an increase in delinquencies and charge-offs in the accounts in each of the First USA Master Trust, the Chase Master Trust and the master owner trust, although Chase USA cannot predict with any degree of certainty the effect of any such increase.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1          Monthly Reports with respect to the July 15, 2005 distribution.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHASE BANK USA, NATIONAL
                                            ASSOCIATION, as Servicer


                                            By:  /s/ Patricia M. Garvey
                                                 ----------------------------
                                            Name: Patricia M. Garvey
                                            Title: Vice President
                                            Date: July 25, 2005

                                INDEX TO EXHIBITS

Exhibit No.      Description
-----------      -----------

   99.1 Monthly Reports with respect to the distribution to certificateholders on July 15, 2005.